Exhibit 99.1

AUXILIUM PHARMACEUTICALS, INC. ANNOUNCES

FIRST QUARTER 2014 FINANCIAL RESULTS

1Q 2014 Net Revenues Increased 34% Over 1Q 2013 to $88.5 Million on Acquisition Growth and Launch Momentum for STENDRA and XIAFLEX in Peyronie’s Disease

CHESTERBROOK, Pa., May 5, 2014 — Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a fully integrated specialty biopharmaceutical company, today announced financial results for the first quarter ending March 31, 2014. The Company highlighted important commercial, regulatory and clinical development updates from the quarter and, as previously announced, revised its 2014 financial guidance, principally related to lower expectations for Testim® revenues for the year.

“While we were clearly disappointed with the performance of Testim in the first quarter, our launches of STENDRA™ for erectile dysfunction and XIAFLEX® for Peyronie’s disease are advancing quite well and we continue to see potential for our growth products across our broadened and more diversified portfolio,” said Adrian Adams, Chief Executive Officer and President of Auxilium. “We believe these growth products continue to present the opportunity for Auxilium to build value for our shareholders in 2014 and beyond.”

After entering 2013 with only two products, Auxilium strategically broadened its portfolio to 12 products by the end of the year. The Company now has seven promoted products across men’s healthcare and orthopedics, including five products with growth potential — STENDRA, XIAFLEX for Peyronie’s disease (PD), XIAFLEX for Dupuytren’s contracture (DC), TESTOPEL® and edex® — as well as Testim and Osbon ErecAid®. The Company is advancing ongoing R&D programs in Frozen Shoulder Syndrome, with a Phase 2b trial ongoing and on track for anticipated data in the first quarter of 2015, and cellulite, with a Phase 2a trial ongoing and ahead of schedule with data now expected in the fourth quarter of 2014.

Recent Highlights & Corporate Milestones:

•                  Commercial launches in January 2014 of STENDRA, the first new drug entry into the erectile dysfunction market in nearly 10 years, and XIAFLEX in PD, the first and only FDA-approved treatment proven safe and effective for PD in men with a palpable plaque and a penile curvature deformity of 30 degrees or greater at the start of therapy

•                  FDA acceptance of VIVUS’ sNDA filing seeking a 15-minute onset of action label expansion for STENDRA — PDUFA date is September 20, 2014

•                  FDA acceptance of an sBLA filing requesting approval of XIAFLEX in DC for the concurrent treatment of multiple cords — PDUFA date is October 20, 2014

First Quarter 2014 Financial Results:

•                  Total revenues for the three-month period ended March 31, 2014 were $88.5 million, compared to $66.2 million for the first quarter of 2013 — this 34 percent increase was primarily due to the addition of revenues from the products acquired as part of the Actient acquisition in April 2013, as well as the launch of STENDRA and XIAFLEX for PD during the first quarter of 2014 and was partially offset by a decline in Testim revenues. Product revenues for the first quarter included:

•                  STENDRA U.S. net revenues of $11.6 million (revenues are recognized by the Company at the time product is shipped to wholesalers) — initial product launch traction is positive with STENDRA already gaining a 6.0 percent share of all new PDE5 prescriptions and a 2.3 percent share of total PDE5 prescriptions amongst Auxilium’s target physician population, those doctors responsible for 45 percent of all PDE5 prescriptions

•                  XIAFLEX U.S. net revenues (for PD and DC combined) of $16.6 million, representing a 38% increase from the first quarter of 2013 — initial launch momentum for XIAFLEX for PD is strong with 853 physicians REMS certified, 2,373 patients submitted to the Auxilium Advantage program for payer reimbursement for treatment and an estimated 1,022 product vials shipped to physicians through the end of April

•                  Edex U.S. net revenues of $5.5 million — with product market share reaching 52 percent

•                  TESTOPEL U.S. net revenues of $32.0 million — including a product buy-in in March 2014 ahead of a 15 percent product price increase announced on March 1 and effective on April 1, 2014, which the Company estimates could account for approximately $12 to 14 million; TESTOPEL was acquired as part of the Actient transaction on April 26, 2013 and thus the Company had no TESTOPEL revenues in the first quarter of 2013

•                  Testim U.S. net revenues of $10.9 million — U.S. revenues for the first quarter of 2014 declined 76 percent compared to the same time period in 2013; the Company believes this decrease was due, in part, to:

•                  The accelerating decline of prescriptions in the testosterone replacement therapy (TRT) gel market, which could be due to the January 2014 TRT product safety communication from the U.S. Food and Drug Administration, recent medical journal publications suggesting potential health risks associated with TRT products, extensive advertising regarding litigation against companies marketing TRT products and the commencement of such litigation against companies marketing TRT products, including Auxilium

•                  Greater than expected destocking of Testim inventory in the wholesale and retail channels

•                  Greater than expected decrease in the Company’s highest margin, non-contracted prescriptions, resulting in a higher than anticipated gross-to-net discount applying to all first quarter Testim sales

•                  Specifically for the first quarter 2014, the requirement to accrue a liability for the higher than anticipated rebates and allowances on all Testim units estimated to be in the wholesale and retail distribution channels

•                  Other products acquired in the Actient transaction on April 26, 2013 totaled $7.8 million

•                  See Table 1 attached for further details on revenues

•                  Gross margin on net revenues was 80 percent (non-GAAP basis) for the first quarter 2014 compared to 77 percent for the same period in 2013 — this increase is due to the higher margin contribution of the Actient products, partially offset by a decrease in Testim net margin from a lower net selling price

•                  R&D spending was $10.3 million (non-GAAP) compared to $11.2 million for the first quarter of 2013 — this decrease resulted principally from lower spending on XIAFLEX Phase 3 clinical trials in DC and PD and was partially offset by increased spending on the ongoing XIAFLEX Phase 2 trials for cellulite and Frozen Shoulder Syndrome

•                  Selling, general and administrative costs were $73.7 million (non-GAAP) compared to $41.3 million for the first quarter of 2013 — this increase was primarily due to the added expenses of the acquired Actient operations and an increase in marketing and advertising spend related to the January 2014 launches of XIAFLEX for the treatment of PD and STENDRA

•                  Net loss for the first quarter 2014 (non-GAAP) was $19.4 million, or $(0.39) per share (basic and fully diluted) compared to a net loss of $2.3 million or $(0.05) per share (basic and fully diluted) for the first quarter of 2013 — this increase in net loss was primarily due to decreased Testim revenues and increased selling, general and administrative costs

•                  As of March 31, 2013, Auxilium had $76.7 million in cash, cash equivalents and short-term investments, compared to $71.2 million at December 31, 2013, and outstanding debt of $296.6 million ($350.0 million at par value) in 2018 convertible senior notes and $252.5 million ($262.0 million par value) in a secured term loan

Updated Financial Guidance

The following outlines Auxilium’s previously announced revised financial expectations for the twelve months ending December 31, 2014 (all numbers in $ millions except gross margins):

Revised
Total Revenues	$380 - 420
Gross Margin Rate	79% - 80%
R&D Expense (non-GAAP)	$40 - 45
SG&A Expense (non-GAAP)	$255 - 260
Net Interest Expense (non-GAAP)	$20 - 22
Net Income (Loss) (non-GAAP)	$0 - (15)

Use of Non-GAAP Financial Measures

The foregoing descriptions of our First Quarter Financial Details contain non-GAAP financial measures. Non-GAAP financial measures should not be relied upon as an alternative to GAAP measures. A description of the non-GAAP calculations and reconciliation to the closest comparable GAAP measure, as well as the Company’s rationale for the utility to investors of the non-GAAP measures it has elected to report, is provided in the accompanying Table 2.

Conference Call

Auxilium will hold a conference call today, Monday, May 5, 2014 at 8:30 a.m. ET, to discuss first quarter 2014 results. The presentation slides to be used during the call will be available on the “Investors” section of Auxilium’s web site under the “Presentations” tab at 8:30 a.m. ET. A question and answer session will follow the presentation. The conference call and the presentation slides will be simultaneously webcast on the “Investors” section of Auxilium’s website under the “Events” tab. The conference call will be archived for future review until August 5, 2014.

Conference call details:
Date:	Monday, May 5, 2014
Time:	8:30 a.m. ET
Dial-in (U.S.):	866-515-2915
Dial-in (International):	617-399-5129
Web cast:	http://www.auxilium.com
Passcode:	AUXILIUM
To access an audio replay of the call:
Access number (U.S.):	888-286-8010
Access number (International):	617-801-6888
Replay Passcode #:	78509201

About Auxilium

Auxilium Pharmaceuticals, Inc. is a fully integrated specialty biopharmaceutical company with a focus on developing and commercializing innovative products for specialist audiences. With a broad range of first- and second-line products across multiple indications, Auxilium is an emerging leader in the men’s healthcare area and has strategically expanded its product portfolio and pipeline in orthopedics, dermatology and other therapeutic areas. Auxilium now has a broad portfolio of 12 approved products. Among other products in the U.S., Auxilium markets edex® (alprostadil for injection), an injectable treatment for erectile dysfunction, Osbon ErecAid®, the leading device for aiding erectile dysfunction, STENDRA™ (avanafil), an oral erectile dysfunction therapy, Testim® (testosterone gel) for the topical treatment of hypogonadism, TESTOPEL® (testosterone pellets) a long-acting implantable testosterone replacement therapy, XIAFLEX® (collagenase clostridium histolyticum or CCH) for the treatment of Peyronie’s disease and XIAFLEX for the treatment of Dupuytren’s contracture. The Company also has programs in Phase 2 clinical development for the treatment of Frozen Shoulder syndrome and cellulite. To learn more, please visit www.Auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, which discuss matters that are not facts, and may include words to indicate their uncertain nature such as “believe,” “expect,” anticipate,” “intend,” “plan,” “could,” “estimate,” “project,” “will,” and “target.”  Our forward-looking statements convey management’s expectations, beliefs, plans and objectives regarding future performance of the Company and are based upon preliminary information and management assumptions.  No specific assurances can be given with respect to: whether we will achieve our financial guidance for 2014; the degree to which our actual results will meet our projections; the exact reasons for the first quarter decline in Testim sales; whether our product portfolio is sufficiently diversified; whether what we believe are our five growth products will continue to grow; whether we will successfully advance our R&D pipeline in orthopedics and dermatology and the timing of receiving and announcing data from those studies; whether we are well positioned to, or will, drive increased shareholder value; the success of the launch of two new products: STENDRA and XIAFLEX for PD; and whether and when the FDA will approve the sBLA filed for the concurrent treatment of multiple cords with XIAFLEX for DC or the sNDA for the label expansion for STENDRA. While the Company may elect to update the forward-looking statements made in this news release in the future, the Company specifically disclaims any obligation to do so.  Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue, expense and earnings expectations, intellectual property rights, results and timing of clinical trials, success of marketing efforts, the need for additional research and testing, and the timing and content of decisions made by regulatory authorities, including the FDA, and those risks discussed in our reports on file with the Securities and Exchange Commission (the “SEC”).  Our SEC filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “For Investors - SEC Filings.”  There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements.

Auxilium Contacts:
Keri P. Mattox / SVP, IR &	Nichol L. Ochsner / Senior Director, IR &
Corporate Communications	Corporate Communications
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
kmattox@auxilium.com	nochsner@auxilium.com

AUXILIUM PHARMACEUTICALS, INC.

Table 1- 1st Quarter 2014 Revenue Details

(In millions, except for percentages)

(Unaudited)

	3 Months Ended March 31,		Increase
	2014	2013	(Decrease)

Testim revenues-

Net U.S. product sales	$10.9	$45.3	-76%

International revenues	0.9	0.2	350%

Total Testim revenues	$11.8	$45.5	-74%

XIAFLEX revenues-

Net U.S. product sales	$16.6	$12.0	38%

International revenues	3.2	8.7	-63%

Total XIAFLEX revenues	$19.8	$20.7	-4%

TESTOPEL U.S. revenues	$32.0	—	N/A

STENDRA U.S. revenues	$11.6	—	N/A

Edex U.S. revenues	$5.5	—	N/A

Other Actient U.S. revenues	$7.8	—	N/A

Total net revenues	$88.5	$66.2	34%

Note: International revenues represent amortization of deferred upfront and milestone payments received on our licensing agreements, together with royalties earned on product sales by licensees.

AUXILIUM PHARMACEUTICALS, INC.

Table 2- Reconciliation of GAAP to Non-GAAP Net Loss

(In millions, except per share amounts)

(Unaudited)

	3 Months Ended March 31, 2014				3 Months Ended March 31, 2013
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Net revenues	$88.5	$—		$88.5	$66.2			$66.2
Operating expenses:
Cost of goods sold	18.1	(0.0	)(a)	18.1	15.1	(0.0	)(a)	15.1
Research and development	11.0	(0.7	)(b)	10.3	11.9	(0.7	)(b)	11.2
Selling, general and administrative	78.0	(4.3	)(c)	73.7	44.3	(3.0	)(c)	41.3
Amortization of purchased intangibles	19.8	(19.8	)(d)	—	—	—		—
Contingent consideration	7.7	(7.7	)(e)	—	—	—		—
Total operating expenses	134.6	(32.5)		102.1	71.3	(3.7)		67.6
Loss from operations	(46.1)	32.5		(13.6)	(5.1)	3.7		(1.4)
Interest income (expense), net	(9.6)	4.1	(f)	(5.5)	(3.1)	2.2	(f)	(0.9)
Loss before income taxes	(55.7)	36.6		(19.1)	(8.2)	5.9		(2.3)
Income tax benefit (expense)	(0.3)	—		(0.3)		—		—
Net loss	$(56.0)	$36.6		$(19.4)	$(8.2)	$5.9		$(2.3)

Basic and diluted net loss per common share	$(1.12)			$(0.39)	$(0.17)			$(0.05)

Shares used to compute basic and diluted net loss per common share	49.8			49.8	49.2			49.2

	3 Months	3 Months
	Ended March 31, 2014	Ended March 31, 2013
Adjustments to:
(a) Costs of goods sold:
Employee stock-based compensation (1)	(0.0)	(0.0)

(b) Research and development:
Employee stock-based compensation (1)	(0.7)	(0.7)

(c) Selling, general and administrative:
Employee stock-based compensation (1)	(3.4)	(3.0)
Acquisition related transaction and integration costs (2)	(0.9)	—
Total	$(4.3)	$(3.0)

(d) Amortization of purchased intangibles (3)	(19.8)	—

(e) Change in contingent consideration (4)	(7.7)	—

(f) Interest income (expense), net
Non-cash interest expense related to term loan and convertible debt (5)	4.1	2.2

(1)      The effects of employee stock-based compensation are excluded because of varying available valuation methodologies and subjective assumptions.  We believe this is a useful measure for employees because such exclusion facilitates comparison to peer companies who also provide similar non-GAAP disclosures and is reflective of how Auxilium management internally manages the business.

(2)      The effects of expenses related to the Actient acquisition and integration are excluded because of the non-recurring nature of these expenses, and we believe such exclusion facilitates investors’ ability to more accurately compare our operating results to those of our peer companies.  Additionally, the amounts excluded are not indicative of anticipated ongoing operations.

(3)      The effects of amortization of  intangible assets acquired in the Actient acquisition are excluded because this expense is non-cash, and we believe such exclusion facilitates investors’ ability to more accurately compare our operating results to those of our peer companies.

(4)      The effects of change in contingent consideration are excluded due to the nature of this charge, which is related to the change in the fair value of the liability for contingent consideration in connection with the acquisition of Actient. We believe such exclusion facilitates investors’ ability to more accurately compare our operating results to those of our peer companies.

(5)      The effects of non-cash interest related to the term loan as well as the convertible senior notes due 2018 are excluded.  We believe such exclusion facilitates an understanding of the effects of the debt service obligations on the Company’s liquidity and comparisons to peer group companies, and is reflective of how Auxilium management internally manages the business.